UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 17, 2012

AF OCEAN INVESTMENT MANAGEMENT COMPANY

(Exact name of registrant as specified in charter)

Florida

(State or other jurisdiction of incorporation)

333-146209	14-1877754
(Commission File Number)	(IRS Employer Identification No.)

501 Madison Ave., 14th Floor, New York, New York 10022

(Address of principal executive offices and zip code)

(212) 729-4951

(Registrant’s telephone number including area code)

2701 4th Street North, Units 102/103, St. Petersburg, Florida 33704

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 17, 2012, Mr. Gary Macleod, President and Director of AlphaPoint Technology, Inc. [OTCQB:APPO], a Florida corporation, accepted AF Ocean’s offer to appoint him to AF Ocean’s Board of Directors as Independent Director.   Mr. Macleod accepted the appointment with his tenure to begin on September 17, 2012.  He brings independent management oversight and an expert leadership background with over twenty years of management and consultancy experience to the Corporation’s Board of Directors.

The Company has not entered into, nor does it have any currently proposed plans to enter into, any transactions in which Mr. Macleod will have a direct or indirect material interest.  In addition, there are no family relationships between Mr. Macleod and any other Director or executive officer of the Company.

The Corporation expects at this time that Mr. Macleod will serve on each of its Nominating and Corporate Governance, Compliance and Ethics, Compensation, and Audit Committees.

Mr. Macleod entered into a compensation agreement with the Corporation in connection with his appointment to the Board of Directors, wherein Mr. Macleod will receive nominal cash and stock compensation, including reimbursement for meeting-related expenses.

For purposes of determining Director independence, the Corporation applied the definitions set out in NASDAQ Rule 5605(a)(2). In light of the nominal compensation to be paid, the Corporation deems Mr. Macleod to be an independent Director.

Background of Mr. Gary Macleod:

Since November 2008, Mr. Gary Macleod, age 48, as the Chief Executive Officer and Director of AlphaPoint Technology, Inc., has played a key leadership role in translating technical information and new technologies into compelling value propositions to drive customer endorsement and sell-through models for evolving IT Asset Management software solutions. From August 2005 to January 2008, Mr. Macleod was the Chief Executive Officer and Director of Non-Invasive Monitoring Systems, Inc. He was responsible for raising capital, navigating FDA approval activities, filing comprehensive and required publicly-held organization financial reports, overseeing entire program lifecycle including 510K submission proceedings, identifying market demographics, developing long-term business plans, establishing distributor base, strengthening stakeholder confidence, and restructuring the organization.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AF OCEAN INVESTMENT MANAGEMENT COMPANY
Dated: September 17, 2012	By:	/s/ Andy Z. Fan
Name: Andy Z. Fan Title: President and Chief Executive Officer